Exhibit 10.1

RENASANT BANK
EXECUTIVE DEFERRED INCOME PLAN
AMENDMENT
(Additional Rules Concerning Distributions)

WHEREAS, Renasant Bank, a financial institution with its principal place of business in Tupelo, Mississippi (the “Bank”), maintains the Renasant Bank Executive Deferred Income Plan, which plan was most recently amended and restated effective as of January 1, 2007, and which plan has been subsequently amended (the “Plan”);

WHEREAS, the Plan is intended to constitute a plan of deferred compensation within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended, and to be interpreted and construed in accordance with such section;

WHEREAS, the Board of Directors of the Bank now desires to amend the Plan to provide for certain distributions in the form of installment payments and to make certain other modifications thereto;

NOW, THEREFORE, the Plan shall be amended to include the following Supplement No. 2, “Additional Rules Concerning Distributions,” to be effective as of January 1, 2017.

“Supplement No. 2
Additional Rules Concerning Distributions

1.    General:

1.1    Purpose and Construction: This Supplement No. 2 (the ‘Supplement’) is intended to amplify the administration of the existing rules, procedures and elections applicable to distributions from Retirement Accounts A, B, and C (as defined below), and to set forth the rules and procedures applicable to Retirement Account D. This Supplement is to be effective as of January 1, 2017 (the ‘Effective Date’). To the extent that the terms of the Plan conflict with the terms of this Supplement, the terms of this Supplement shall control. Capitalized terms used herein, to the extent not defined in this Supplement, shall have the meanings ascribed to them in the Plan. Except as provided herein, the terms of the Plan are otherwise hereby ratified and confirmed.

1.2    Application. Nothing contained herein shall be applicable to an Account maintained under the Merchants and Farmers Bank Supplement to this Plan.

1.3    Status. Accounts subject to this Appendix are subject to the provisions of Code Section 409A; no portion thereof is intended to constitute an arrangement that is “grandfathered” within the meaning of IRS Notice 2005-1. The Plan and this Supplement shall be administered and interpreted in accordance with such section.

2.    Maintenance of Accounts: Notwithstanding any provision of the Plan to the contrary, a maximum of four Accounts shall be maintained for each Participant herein:

a.	An Account credited with Deferrals made on or before December 31, 1988, including earnings on such amounts (‘Retirement Account A’);

b.	An Account credited with Deferrals made between January 1, 1989, and December 31, 2006, including earnings on such amounts (‘Retirement Account B’);

c.	An Account credited with Deferrals made between January 1, 2007, and December 31, 2016, including earnings on such amounts (‘Retirement Account C’);

d.	An Account credited with Deferrals made on or after January 1, 2017, including earnings on such amounts (‘Retirement Account D’).

For avoidance of doubt: (a) earnings shall continue to be credited to Retirement Accounts A, B and C for periods on or after the Effective Date, but no additional Deferrals shall be credited thereto; (b) as used herein, the term ‘earnings’ shall refer to earnings, gain, loss or other items of income; and (c) once an amount is credited to a Retirement Account maintained hereunder, it shall not be transferred to another such account.

3.    Distributions From Retirement Accounts A, B and C:

3.1    General Rules: The following rules shall apply to distributions from Retirement Accounts A, B and C:

a.
Disability: In the event a Participant shall Separate From Service on account of his or her Disability, the balances of Retirement Accounts A, B and C shall be aggregated and distributed in the form of a lump-sum as of the Payment Date that coincides with or immediately follows the date of such separation (in accordance with provisions of Section 6.6 of the Plan).

b.
Death Before Retirement or Disability: Subject to the provisions of paragraph 3.3 hereof, in the event a Participant shall Separate From Service on account of his or her death before Retirement or Disability, the balances of Retirement Accounts A, B and C shall be aggregated and distributed to his or her Beneficiary or Beneficiaries in accordance with the payment election timely submitted by such Participant or, if no such timely election has been submitted, in the form of a lump-sum. Either such benefit shall be paid or commence as of the Payment Date that coincides with or immediately follows such Participant’s date of death (in accordance with Section 6.7(d) of the Plan), unless a later commencement date is allowable under paragraph 5 hereof.

c.
Retirement: In the event a Participant shall Retire, the balances of Retirement Accounts A, B and C shall be aggregated and distributed in accordance with the payment election timely submitted by such Participant or, if no such timely election has been submitted, in the form of a lump-sum (all in accordance with provisions of Section 6.3 of the Plan). Payment shall be made or commence as of the Payment Date that coincides with or immediately follows the first day of the seventh month following the Participant’s Separation From Service. In the event such Participant shall thereafter die, his or her remaining installment payments, if any, shall continue to be paid to his or her Beneficiary or Beneficiaries after the date of his or her death.

d.
Other Separation: Unless a Modified Payment Election (as defined in paragraph 3.2 hereof) is then in effect, if a Participant Separates From Service before his or her Retirement (other than on account of death or Disability), the balances of Retirement Accounts A, B and C shall be aggregated and distributed in the form of a lump-sum on the Payment Date that coincides with or immediately follows the first day of the seventh month following the Participant’s Separation From Service (in accordance with Section 6.5 of the Plan).

3.2    Modified Payment Elections: Notwithstanding the provisions of paragraph 3.1d hereof to the contrary, each Participant may elect to receive the balance of his or her Retirement Accounts A, B and C in the form of not more than 15 annual installment payments (a ‘Modified Payment Election’), subject to the following:

a.	Such election shall apply, if at all, only in the event a Participant shall Separate From Service before Retirement (other than on account of death or Disability).

b.
With respect to a Modified Payment Election hereunder: (i) each such election shall be made and delivered to the Administrator not less than 12 months prior to such Participant’s Separation From Service; and (ii) payments thereunder shall commence on the Payment Date that is at least five years after such Participant’s Separation From Service.

c.	For avoidance of doubt, a Participant may make a separate Modified Payment Election, or no such election, in respect of each of Retirement Account A, B or C.

d.
If a Participant dies while receiving installment payments under a Modified Payment Election, the remaining installment payments, if any, shall continue to be paid to his or her Beneficiary or Beneficiaries after the date of his or her death.

3.3    Preretirement Death Benefit: Notwithstanding the provisions of paragraph 3.1b to the contrary, with respect to each Participant named in Annex 1 hereto:

a.
Payment of a preretirement benefit described herein shall be made only if such Participant has made Deferrals in an amount not less than the ‘Annual Deferral Amount’ specified on Annex 1 hereto during the period commencing as of January 1, 2007, and ending as of the date of his or her death, and no such Deferrals have not been earmarked for in-service payment.

b.
The amount of any preretirement death benefit payable hereunder shall be the greater of (i) the amount specified on Annex 1 as a preretirement benefit; or (ii) the aggregate amount credited to his or her Retirement Accounts A and B as of the date of his or her death.

c.	The preretirement death benefit shall be paid in the form of 180 monthly payments commencing as of the first day of the month following the date of a Participant’s death.

d.
If the amount of a Participant’s preretirement death benefit is determined under Annex 1 hereto, such Participant shall forfeit to the Bank the amounts credited to his or her Retirement Accounts A and B.

4.    Distribution of Retirement Account D:

4.1    General Distribution Rules: Notwithstanding any provision of the Plan to the contrary, the following rules shall apply to the distribution of Retirement Account D:

a.
Disability: In the event a Participant shall Separate From Service on account of his or her Disability, Retirement Account D shall be distributed in in the form of a lump-sum as of the Payment Date that coincides with or immediately follows the date of such Disability.

b.
Death Before Retirement: In the event a Participant shall Separate From Service on account of his or her death, the provisions of his or her Payment Election - D (as defined in paragraph 4.2 hereof) shall be given effect. If no Payment Election - D is then in effect, such adjusted balance shall be paid to his or her Beneficiary or Beneficiaries in the form of five annual installment payments. Payment hereunder shall be made or commence as of the Payment Date that coincides with or immediately follows such Participant’s date of death, unless a later commencement date is allowable under paragraph 5 hereof.

c.
Other Separation: In the event a Participant shall Separate From Service for any other reason, including his or her Retirement, the balance of Retirement Account D shall be paid in the manner determined in accordance with his or her Payment Election – D; in the event no such election is then in effect, his or her balance shall be paid in the form of a lump-sum. Payment hereunder shall be made or commence on the Payment Date that coincides with or immediately follows the first day of the seventh calendar month following the Participant’s Separation From Service. If such Participant shall thereafter die, his or her remaining installment payments, if any, shall continue to be paid to his or her Beneficiary or Beneficiaries after the date of his or her death.

4.2    Payment Elections. Each Participant in the Plan shall, prior to the Effective Date, enter into and deliver to the Administrator an election applicable to Retirement Account D, providing for payment in the form of a lump-sum or substantially equal annual installment payments over a period not in excess of 15 years (‘Payment Election - D’). Each Participant admitted to the Plan after the Effective Date shall make a Payment Election - D in respect of the distribution of Retirement Account D at the time set forth in the Plan. If no Payment Election - D is timely made, a Participant’s Retirement Account D shall be distributed as provided in paragraph 4.1 hereof.

For avoidance of doubt: (a) a newly-eligible Employee shall first be admitted to the Plan and enter into a Payment Election – D as of the first day of the calendar year that coincides with or immediately follows the date on which he or she becomes eligible to participate herein; and (b) a newly-hired Employee shall first be admitted to the Plan and enter into a Payment Election – D no later than 30 days following the date on which he or she is employed and first performs service for the Employer.

Any election made hereunder (including a deemed election to receive a lump-sum or five annual installments, as the case may be) may be modified, from time to time, in accordance with the rules and procedures applicable to Modified Payment Elections set forth in paragraph 3.2 hereof (but disregarding subsection a thereof).

4.3    Payment Dates. Notwithstanding any provision of the Plan to the contrary, the ‘Payment Date’ applicable to Retirement Account D shall be those dates specified in Section 1.22 of the Plan, subject to the delay for ‘specified employees’ required under Section 10.23 of the Plan; provided that commencing as of the calendar year following the year in which the distribution of a Participant’s Retirement Account D begins and in each succeeding year, such date shall be January 1st. For avoidance of doubt, for years after the year in which the distribution of a Participant’s Retirement Account D begins, nothing contained herein shall require the Administrator to make payment other than on May 15th or November 15th, as the case may be, unless the Administrator shall determine, in its discretion, that is it administratively feasible to do so.

5.    Payments on Account of the Death of a Participant. Notwithstanding any provision of the Plan to the contrary, in the event a Participant shall die, any lump-sum in respect thereof shall be made no later than the last day of the calendar year following the year in which the Participant’s date of death shall occur (or at any time prior to such date). In the event payment is to be made in the form of installments, the first and second such installments shall be made no later than the last day of the calendar year following the year in which the Participant’s date of death shall occur (or at any time prior to such date), and the remaining installments shall be made in at the time or times otherwise prescribed hereunder. A Beneficiary or Beneficiaries may, subject to the limitations set forth herein, designate the date on which payment is made or payments commence; if no such designation is made, the Administrator may make such designation”

THIS AMENDMENT, providing for the adoption of this Supplement No. 2, was approved by the Board of Directors of Renasant Bank on December 20, 2016, is dated as of December 22, 2016, and is to be effective as provided herein.

RENASANT BANK:

By:	/s/ Hollis Ray Smith
Hollis Ray Smith

Attachment: Annex 1

RENASANT BANK
EXECUTIVE DEFERRED INCOME PLAN
SUPPLEMENT NO. 2
ANNEX 1

The terms of this Annex 1 are hereby incorporated in paragraph 3.3 of Supplement No. 2 to the Executive Deferred Income Plan.

Eligible Participant	Annual Deferral Amount	Preretirement Benefit
Brown, Edwin L.	$2,400	$179,379
Brown, Michael J.	2,300	230,587
Cochran, Scott	4,000	356,388
Coggin, Larry W.	1,950	388,342
Corban, Stephen	5,000	227,025
Daniels, Barbara	5,580	493,155
Dixon, Karen	4,550	500,411
Drope, Phyllis C.	4,400	320,285
Fitzpatrick, Catherine B.	4,300	315,093
Goldberg, Greg	12,000	846,628
Gray, Jim	2,400	336,270
Green, Ben P.	11,600	1,741,615
Hosch, B.B.	13,000	290,676
Johnson, Stuart R.	6,500	904,995
Retirement Account A		132,316
Jones, Tommy	2,300	767,309
Lyle, III, Will H.	1,200	333,165
Retirement Account A		84,463
Maxwell, Jr., Edward Allen	6,000	332,056
Maynard, Rick	5,850	282,306
McGraw, Edward R.	4,200	743,830
Retirement Account A		258,106
Robbins, Jerry Q.	3,750	524,147
Retirement Account A		108,666
Robinson, John M.	13,000	295,515
Boone, Suzanne M.	5,908	466,162
Smith, Ray	2,300	188,593
Trice, Walter	6,000	494,998
Underwood, Marlene N.	3,310	500,009
Vanlandingham, Wayne A.	7,656	1,608,514
Waycaster, Claude M.	600	337,725
Williams, William Mark	13,000	1,231,483
Witt, Mary John	5,800	742,725